FASCIANO FUND, INC.
                                FASCIANO COMPANY

                                 Code of Ethics
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                     (adopted October 31, 1988, as amended
                               on July 20, 2000)

          The following Code of Ethics has been adopted in accordance with Rule 17j-1 under the Act by the board of directors of Fasciano Fund, Inc.

     1.   Definitions of Terms Used
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     (a)  Fund:  Fasciano Fund, Inc.
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     (b)  Adviser:  Fasciano Company, Inc., the investment adviser to the Fund.
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     (c)  Firstar:    Firstar Mutual Fund Services, LLC, the administrator,
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          transfer agent, and custodian for the Fund, and which is primarily responsible for reviewing all reports called for in this Code.

     (d)  Code:  this Code of Ethics.
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     (e)  Act:  Investment Company Act of 1940.
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     (f)  Person subject to the Code:  (i) Any officer or director of either
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          the Fund or the Adviser, (ii) any employee of the Fund or the Adviser
          (or of any company in a control relationship to the Fund or the Adviser), who, in connection with such employee's regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose principal functions relate to the making of any recommendations to the Fund with respect to such purchases and sales, and (iii) any natural person in a control relationship to the Fund or the Adviser who obtains information of recommendations concerning purchases or sales of securities.

     (g)  Non-interested director:  a director of the Fund who is not affiliated
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          with the Adviser, is not an officer or five percent shareholder of the
          Fund, and is not otherwise an "interested person" of the Fund as defined in the Act.

     (h)  Security:  security shall have the meaning set forth in
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          section 2(a)(36) of the Act, including any right to acquire such security, except that it shall not include direct obligations of the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and securities issued by a registered open-end investment company.

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     (i)  Beneficial interest or ownership:  beneficial interest or ownership
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          shall be interpreted in the same manner as it would be under the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, but applied to all securities and not only those within the scope of Section 16.

     (j)  Private Placement:  an offering of a Security that is exempt from
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          registration under the Securities Act of 1933 (the "1933 Act")
          pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the 1933 Act.

     2.   Consideration of Transaction for the Fund.  The Adviser shall be
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deemed to be considering a transaction in a Security for the Fund when a recommendation to purchase or sell a Security has been made and communicated to the Fund, and with respect to the person making the recommendations, when such person seriously considers making such recommendation.

     3.   Restrictions on Personal Securities Transactions.
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     (a)  Personal Securities Transaction for the Fund.  No person subject to
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          the Code shall purchase or sell for his own personal account and benefit, or for the account and benefit of any relative, any Security which the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by the Fund, until the Fund's transactions have been completed or consideration of such transactions is abandoned.

     (b)  Initial public offerings.  No person subject to the Code shall acquire
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          a beneficial interest in any Security in an initial public offering without the prior approval of Firstar.

     (c)  Private placements.  No person subject to the Code shall acquire a
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          beneficial interest in any Security in a Private Placement without the prior approval of Firstar.

     Notwithstanding anything to the contrary, the provisions of sections 3(b) and (c) of the Code shall not apply to a non-interested director.

     This section shall not restrict purchases or sales for the accounts of the Adviser's other clients provided that the Fund and such accounts are treated fairly and equitably in connection with such purchases and sales.

     4.   Exempted Transactions.  The provisions of this Code are not intended
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to restrict unnecessarily the personal investment activities of persons subject to the Code. Therefore, the provisions of section 3 of the Code shall not apply to:

     (a) Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

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     (b)  Purchases or sales of Securities that are not eligible for purchase or sale by the Fund;

     (c) Purchases or sales which are non-volitional on the part of either the person subject to this Code or the Fund;

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of Securities to the extent such
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          rights were acquired from such issuer, and sales of such rights so acquired; and

     (e) Purchases or sales that receive the prior approval of counsel to the Fund, because they are not inconsistent with this Code or the provisions of Rule 17j-1(a).

     5.   Disclosure of Personal Holdings.  Each person subject to the Code,
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except non-interested directors who would be required to make reports solely by reason of their position as a director, must provide to Firstar documents sufficient to indicate his or her personal securities holdings no later than ten days after commencement of employment with the Fund or the Adviser (an "Initial Holdings Report") and annually thereafter as of December 31 of each year (an "Annual Holdings Report"). Annual Holdings Reports shall be delivered to Firstar no later than January 30 of the following year. The Initial Holdings Report and Annual Holdings Reports shall each contain the following information:

          o title, interest rate and maturity date (if applicable), number of shares and the principal amount of each Security held beneficially;

          o the name of any broker, dealer or bank with or through which the person subject to the Code maintains an account; and

          o  the date the report is submitted.

     6.   Reporting Securities Transactions.
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     (a)  Reports of persons other than non-interested directors.  Within ten
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          days after the end of the calendar quarter in which any securities transaction occurs, each person subject to the Code shall, except as provided by section 6(b), report all securities transactions in which he or she has a beneficial interest (as defined in section 1(i)) to Firstar.

          Quarterly transaction reports shall include the following information:

          For each transaction:

          O  the date of the transaction;

          O title, interest rate and maturity date (if applicable), number of shares and the principal amount of each Security involved;

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          O  the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          O  the price at which the transaction was effected;

          O the name of the broker, dealer or bank with or through which the transaction was effected; and

          O  the date the report is submitted.

          In addition, for each account established during the quarter in which Securities are held for the benefit of a person subject to the Code, the quarterly report shall include:

          O the name of the broker, dealer or bank with whom the account was established;

          O  the date the account was established; and

          O  the date the report is submitted.

          Copies of reports submitted by Michael F. Fasciano shall also include a statement (i) that the Fund neither owned nor was considering the purchase or sale of a Security which is the subject of the report at the date of the personal transaction reported, or within 15 days before or after that transaction, or (ii) a detailed statement of the Fund's ownership position in, and purchases or sales of, that Security within 15 days before and after the personal transaction.

     (b)  Reports of non-interested directors.  A non-interested director need
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          file with Firstar reports of Securities transactions in which he or she has a beneficial interest (as defined in Section 1(i)) only if at the time of the transactions he or she knew, or in the ordinary course of fulfilling his or her duties as a director of the Fund should have known, that on the day of his or her transactions or within 15 days before or after that day a purchase or sale of that class of Security was made or considered for the Fund.

     (c)  Reports may be in any form.  Quarterly transaction reports filed with
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          Firstar pursuant to Section 6(a) of this Code may be in any form
          (including copies of confirmations or account statements) including the information required by Section 6(a).

          A person subject to the Code will be deemed to have satisfied the quarterly reporting requirement, and is not required to file a quarterly report of any transactions executed through brokerage or other accounts identified to Firstar and for which duplicate quarterly account statements showing all transactions are delivered to Firstar.

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          Any personal securities transaction of a person subject to the Code which for any reason does not appear in the trading or brokerage records described above shall be reported as required by Section 6(a) of this Code.

     (d)  Certification of Compliance.  Each person subject to the Code is
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          required to certify annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. Firstar annually shall distribute a copy of the Code and request certification by all covered persons and shall be responsible for ensuring that all personnel comply with the certification requirement.

     (e)  Review by the Fund's Board.  Firstar shall prepare an annual report to
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          the board of directors of the Fund that:

          1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

          2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

          3. certifies to the board of directors that the Fund has adopted procedures reasonably necessary to prevent its persons subject to the Code from violating the Code; and

          4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     7.   Transactions with the Fund.  No person subject to the Code shall
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knowingly sell to or purchase from the Fund any Security or other property except securities issued by the Fund.

     8.   Enforcement
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     (a)  Confidentiality; additional information.  Reports filed pursuant to
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          sections 5 and 6 of the Code will be maintained in strictest confidence, but will be reviewed by Firstar to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

     (b)  Sanctions for non-compliance.  Conduct which is not in accordance
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          herewith shall constitute grounds for appropriate sanctions by the

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          Fund or the Adviser including letters of sanction, suspension, or termination of employment or removal from office.

     (c)  Retention of records.  The Secretary of the Fund shall maintain the
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          records listed below for a period of five years.  Such records shall be maintained on behalf of the Fund at Firstar's principal place of business in an easily accessible place:

          (i)    a list of all persons subject to the Code during the period;

          (ii) receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

          (iii) a copy of each code of ethics that has been in effect at any time during the period;

          (iv) a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period; and

          (v) records evidencing prior approval of, and the rationale supporting, an acquisition by a person subject to the Code of Securities in an initial public offering or Private Placement.

     The undersigned, by subscribing to this Code of Ethics, affirms that he or she has read and understands the Code, has received a copy, and will comply in all respects with the terms and requirements expressed herein.

Dated: -----------------------

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                                   (signature)

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